                                                                    Exhibit 99.4

                 [Letterhead of Maynard, Cooper & Gale, P.C.]



                               February 5, 1999



Globe Manufacturing Corp.
456 Bedford Street
Fall River, Massachusetts  02720

     Re:  Globe Manufacturing Corp.
          Registration Statement on Form S-4
          Registration No. 333-64675
          ----------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special Alabama counsel to Globe Manufacturing Corp., an Alabama corporation (the "Registrant") in connection with the proposed registration by the Registrant of up to $150,000,000 in aggregate principal amount of the Registrant's 10% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-64675) originally filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998, under the Securities Act of 1933, as heretofore amended (the "Act") (such Registration Statement, as heretofore amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of July 31, 1998, between the Registrant and Norwest Bank Minnesota, National Association, as Trustee, in exchange for and in replacement of the Registrant's outstanding 10% Senior Subordinated Notes due 2008 (the "Old Notes"), of which $150,000,000 in aggregate principal amount is outstanding.
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Globe Manufacturing Corp.
February 5, 1999
Page 2


     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and By-Laws of the Registrant, (ii) minute and records of the corporate proceedings of the Registrant with respect to the issuance of the Exchange Notes, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated July 31, 1998, among the Registrant, BancAmerica Robertson Stephens and Merrill Lynch & Co.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Articles of Incorporation, and By-Laws, and board of directors and shareholders resolutions of the Registrant which have been provided to us have not been amended, modified, revoked or rescinded since the date of adoption. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Registrant) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Registrant). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others, including but not limited to a Certificate of Existence from the Secretary of State of the State of Alabama and a Certificate of Good Standing from the Department of Revenue of the State of Alabama.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of Alabama and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that (i) the Registrant is duly organized, validly existing and in good standing under the laws of the State of Alabama, and (ii) the Registrant has all requisite power and authority to execute, deliver and perform its obligations under the Exchange Notes and that such Exchange Notes have been duly and validly authorized by the Company.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 99.4 to the Registration Statement.

Globe Manufacturing Corp.
February 5, 1999
Page 3


     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Alabama or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. However, Kirkland & Ellis, may rely upon this opinion letter to the same extent as if it were an addressee hereof.


                                    Sincerely yours,


                                    /s/ MAYNARD, COOPER & GALE, P.C.

                                    MAYNARD, COOPER & GALE, P.C.